UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2009

GOLDEN DRAGON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-87992	65-0419601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Room 1403, No. 17 Hopson International Park Sec 3
Shuanghyayuan Nan Li, Chaoyang District
Beijing 100022 China
(Address of principal executive offices)

Registrant’s telephone number, including area code: (888) 889-8185

(Former name or former address, if changed since last report)

Copies to:
Frohling & Associates
17 Fulton Street
Newark, NJ 07105

    This Current Report on Form 8-K is filed by Golden Dragon Holdings, Inc. f/k/a Diamond Powersports, Inc., a Florida corporation (the “Registrant” or the "Company"), in connection with the items set forth below.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION

On or about February 20, 2009, the Registrant amended its Articles of Incorporation ("Amended Articles") to increase the number of authorized common share from 200 million to 3 billion. The Registrant received authorization from its majority shareholder and its Board of Directors. The Amended Articles are hereby attached as Exhibit 3.1

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

    The Registrant currently has 165,537,209 issued and outstanding shares of common stock that trade on the "Pinksheets - Other OTC" quotation market under the symbol "GDHI".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN DRAGON HOLDINGS INC.

Date: February 20, 2009	By:	/s/ Frank Yglesias
Frank Yglesias, Chief Executive Officer